UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section13 or 15(d) of The Securities Exchange Act of 1934

July 29, 2010
Date of Report (Date of earliest event reported)

DOLAT VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-151570	Pending
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Eighth Avenue, Suite 401 New York, New York	10018
(Address of principal executive offices)	(Zip Code)

(212) 502-6657
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment to Articles of Incorporation

Effective on July 29, 2010, the Board of Directors of Dolat Ventures, Inc., a Nevada corporation (the "Company") filed an amendment to the articles of incorporation for the Company with the Nevada Secretary of State (the “Amendment”). The Amendment increased the authorized capital stock of the Company to 250,000,000 shares of common stock, par value $0.001, and 25,000,000 shares of preferred stock, par value $0.001.

The Board of Directors approved and authorized the Amendment pursuant to written consent resolutions dated July 28, 2010. The shareholders of the Company approved the Amendment pursuant to written consent resolutions dated July 28, 2010.

Designation of Series A and B Preferred Stock

Effecitve on July 29, 2010, the Board of Directors of the Company filed a Designation of Series A Preferred Stock (the “Series A Designation”) and a Designation of Series B Preferred Stock (the “Series B Designation”) with the Nevada Secretary of State. The Series A Designation authorized the creation of 1,000,000 shares of Series A Preferred Stock. The Series B Designation authorized the creation of 24,000,000 shares of Series B Prfeferred Stock.

The Board of Directors approved and authorized the Series A Designation and the Series B Designation pursuant to written consent resolutions dated July 28, 2010.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.1	Amendment to Articles of Incorporation of Dolat Ventures, Inc. dated Juy 29, 2010.
3.1.2	Designation of Series A Preferred Stock dated July 29, 2010.
3.1.3	Designation of Series B Preferred Stock dated July 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLAT VENTURES, INC.
Date: July 30, 2010
/s/ Shmuel Dovid Hauck
Name: Shmuel Dovid Hauck
Title: President and Director